EXHIBIT 99.1

FOR IMMEDIATE RELEASE	CONTACT: Frederick N. Cooper (215) 938-8312
August 24, 2021	fcooper@tollbrothers.com

Toll Brothers Reports FY 2021 3rd Quarter Results

FORT WASHINGTON, PA, August 24, 2021 -- Toll Brothers, Inc. (NYSE:TOL) (TollBrothers.com), the nation’s leading builder of luxury homes, today announced results for its third quarter ended July 31, 2021.

FY 2021’s Third Quarter Financial Highlights (Compared to FY 2020's Third Quarter):
•Net income and earnings per share were $234.9 million and $1.87 per share diluted, compared to net income of $114.8 million and $0.90 per share diluted in FY 2020’s third quarter.
•Pre-tax income was $303.4 million, compared to $151.9 million in FY 2020’s third quarter.
•Home sales revenues were $2.23 billion, up 37% compared to FY 2020’s third quarter; delivered homes were 2,597, up 28%.
•Net signed contract value was $2.98 billion, up 35% compared to FY 2020’s third quarter; contracted homes were 3,154, up 11%. Net signed contracts, in both dollars and units, were third quarter records.
•Backlog value was $9.44 billion at third quarter end, up 55% compared to FY 2020’s third quarter; homes in backlog were 10,661, up 47%. Quarter-end backlog, in both dollars and units, were all-time records.
•Home sales gross margin was 22.7%, compared to FY 2020’s third quarter home sales gross margin of 21.0%.
•Adjusted home sales gross margin, which excludes interest and inventory write-downs, was 25.6%, compared to FY 2020’s third quarter adjusted home sales gross margin of 23.9%.
•SG&A, as a percentage of home sales revenues, was 10.5%, compared to 11.9% in FY 2020’s third quarter.
•Income from operations was $276.7 million.
•Other income, income from unconsolidated entities, and gross margin from land sales and other was $29.1 million.
Douglas C. Yearley, Jr., chairman and chief executive officer, stated: “We are very pleased with our third quarter performance. Home sales revenues were up 37%,and pre-tax income and earnings per share more than doubled compared to one year ago. We are benefiting from our strategy of broadening our product lines, price points and geographies as we continue to grow our business, drive price, expand margins and improve our capital efficiency.
“Demand continues to be very strong. Net signed contracts were up 35% in dollars to approximately $3 billion compared to the prior year period. The housing market is being driven by many strong fundamentals, including low mortgage rates, favorable millennial-driven demographics, a decade of pent-up demand, low new home supply, and a tight resale market. We expect strong and sustainable demand for our homes in the years to come.
“Our deep land position provides a solid foundation for growth, with 340 communities projected by FYE 2021 and an additional 10% community count growth in fiscal 2022. Our record backlog, our focus on capital and operating efficiency, and the continued strength of the housing market give us confidence that our full FY 2022 margins will significantly exceed the strong margins we project for our FY 2021 fourth quarter and that our return on beginning equity will exceed 20% in FY 2022 and beyond.”

Fourth Quarter and FY 2021 Financial Guidance:
	Fourth Quarter	Full Fiscal Year 2021
Deliveries	3,450 units	10,100 units
Average Delivered Price per Home	$840,000	$830,000
Adjusted Home Sales Gross Margin	25.6%	24.9%
SG&A, as a Percentage of Home Sales Revenues	9.8%	11.3%
Quarter-End Community Count	340	340
Other Income, Income from Unconsolidated Entities, and Gross Margin from Land Sales and Other	$40 million	$140 million
Tax Rate	26.0%	24.6%

Financial Highlights for the three months ended July 31, 2021 and 2020 (unaudited):
	2021	2020
Net Income	$234.9 million, or $1.87 per share diluted	$114.8 million, or $0.90 per share diluted
Pre-Tax Income	$303.4 million	$151.9 million
Pre-Tax Inventory Impairments	$13.2 million	$6.7 million
Home Sales Revenues	$2.23 billion and 2,597 units	$1.63 billion and 2,022 units
Net Signed Contracts	$2.98 billion and 3,154 units	$2.21 billion and 2,833 units
Net Signed Contracts per Community	10.2 units	8.5 units
Quarter-End Backlog	$9.44 billion and 10,661 units	$6.09 billion and 7,239 units
Average Price per Home in Backlog	$885,200	$840,600
Home Sales Gross Margin	22.7%	21.0%
Adjusted Home Sales Gross Margin	25.6%	23.9%
Interest Included in Home Sales Cost of Revenues, as a percentage of Home Sales Revenues	2.2%	2.5%
SG&A, as a percentage of Home Sales Revenues	10.5%	11.9%
Income from Operations	$276.7 million, or 12.3% of total revenues	$149.6 million, or 9.1% of total revenues
Other Income, Income from Unconsolidated Entities, and Gross Margin from Land Sales and Other	$29.1 million	$3.6 million
Quarterly Cancellations as a Percentage of Signed Contracts in Quarter	3.1%	8.0%
Quarterly Cancellations as a Percentage of Beginning-Quarter Backlog	1.0%	3.8%

Financial Highlights for the nine months ended July 31, 2021 and 2020 (unaudited):
	2021	2020
Net Income	$459.3 million, or $3.63 per share diluted	$247.3 million, or $1.87 per share diluted
Pre-Tax Income*	$600.6 million	$319.9 million
Pre-Tax Inventory Impairments	$16.0 million	$21.9 million
Home Sales Revenues	$5.48 billion and 6,645 units	$4.44 billion and 5,556 units
Net Signed Contracts	$8.54 billion and 9,515 units	$5.26 billion and 6,525 units
Income from Operations	$580.2 million, or 10.1% of total revenues	$289.7 million, or 6.4% of total revenues
Other Income, Income from Unconsolidated Entities, and Land Sales Gross Profit	$100.7 million	$39.9 million
*Pre-tax income in the nine months ended July 31, 2021 includes charges of $35.2 million for the early retirement of debt.
Additional Information:
•The Company ended its FY 2021 third quarter with approximately $946 million in cash and cash equivalents, compared to $1.37 billion at FYE 2020 and $715 million at FY 2021’s second quarter end. At FY 2021 third quarter end, the Company also had $1.79 billion available under its $1.905 billion bank revolving credit facility, substantially all of which is scheduled to mature in November 2025.
•On July 23, 2021, the Company paid its quarterly dividend of $0.17 per share to shareholders of record at the close of business on July 9, 2021.
•Stockholders' Equity at FY 2021 third quarter end was $5.03 billion, compared to $4.88 billion at FYE 2020.
•FY 2021's third quarter-end book value per share was $41.34 per share, compared to $38.53 at FYE 2020.
•The Company ended its FY 2021 third quarter with a debt-to-capital ratio of 41.6%, compared to 42.2% at FY 2021’s second quarter end and 44.8% at FYE 2020. The Company ended FY 2021’s third quarter with a net debt-to-capital ratio(1) of 33.1%, compared to 35.6% at FY 2021’s second quarter end, and 33.3% at FYE 2020.
•The Company ended FY 2021’s third quarter with approximately 79,500 lots owned and optioned, compared to 74,500 one quarter earlier, and 61,400 one year earlier. Approximately 47% or 37,500, of these lots were owned, of which approximately 17,800 lots, including those in backlog, were substantially improved.
•In the third quarter of FY 2021, the Company spent approximately $200.9 million on land to purchase approximately 2,138 lots.
•The Company ended FY 2021’s third quarter with 314 selling communities, compared to 320 at FY 2021’s second quarter end and 323 at FY 2020’s third quarter end.
•The Company repurchased approximately 1.7 million shares of its common stock during the quarter at an average price of $57.66 per share for an aggregate purchase price of approximately $95.4 million. In the nine months ended July 31, 2021, the Company repurchased approximately 5.7 million shares of its common stock at an average price of $48.37 per share for an aggregate purchase price of approximately $275.1 million.
•On August, 24, 2021, the Company announced a strategic partnership with Equity Residential to selectively acquire and develop sites for new rental apartment communities in metro Atlanta; Austin; Boston; Dallas-Fort Worth; Denver; Orange County/San Diego; and Seattle.
(1)    See “Reconciliation of Non-GAAP Measures” below for more information on the calculation of the Company’s net debt-to-capital ratio.

Toll Brothers will be broadcasting live via the Investor Relations section of its website, investors.TollBrothers.com, a conference call hosted by Chairman & CEO Douglas C. Yearley, Jr. at 8:30 a.m. (EST) Wednesday, August 25, 2021, to discuss these results and its outlook for the fourth quarter and FY 2021. To access the call, enter the Toll Brothers website, click on the Investor Relations page, and select “Events & Presentations.” Participants are encouraged to log on at least fifteen minutes prior to the start of the presentation to register and download any necessary software.
The call can be heard live with an online replay which will follow.
ABOUT TOLL BROTHERS
Toll Brothers, Inc., A FORTUNE 500 Company, is the nation's leading builder of luxury homes. The Company was founded over fifty years ago in 1967 and became a public company in 1986. Its common stock is listed on the New York Stock Exchange under the symbol “TOL.” The Company serves first-time, move-up, empty-nester, active-adult, and second-home buyers, as well as urban and suburban renters. Toll Brothers builds in 24 states: Arizona, California, Colorado, Connecticut, Delaware, Florida, Georgia, Idaho, Illinois, Maryland, Massachusetts, Michigan, Nevada, New Jersey, New York, North Carolina, Oregon, Pennsylvania, South Carolina, Tennessee, Texas, Utah, Virginia, and Washington, as well as in the District of Columbia. The Company operates its own architectural, engineering, mortgage, title, land development, golf course development, smart home technology, and landscape subsidiaries. The Company also operates its own lumber distribution, house component assembly, and manufacturing operations.
2021 marks the 10th year Toll Brothers has been named to FORTUNE magazine’s World’s Most Admired Companies® list. Toll Brothers has been honored as Builder of the Year by Builder magazine and is the first two-time recipient of Builder of the Year by Professional Builder magazine. For more information visit TollBrothers.com.
Toll Brothers discloses information about its business and financial performance and other matters, and provides links to its securities filings, notices of investor events, and earnings and other news releases, on the Investor Relations section of its website (investors.TollBrothers.com).

FORWARD-LOOKING STATEMENTS
Information presented herein for the third quarter ended July 31, 2021 is subject to finalization of the Company's regulatory filings, related financial and accounting reporting procedures and external auditor procedures.
This release contains or may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. One can identify these statements by the fact that they do not relate to matters of a strictly historical or factual nature and generally discuss or relate to future events. These statements contain words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “may,” “can,” “could,” “might,” “should,” “likely,” “will,” and other words or phrases of similar meaning. Such statements may include, but are not limited to, information and statements regarding: the impact of Covid-19 on the U.S. economy and on our business; expectations regarding inflation and interest rates; the markets in which we operate or may operate; our strategic priorities; our land acquisition, land development and capital allocation priorities; market conditions; demand for our homes; anticipated operating results and guidance; home deliveries; financial resources and condition; changes in revenues; changes in profitability; changes in margins; changes in accounting treatment; cost of revenues, including expected labor and material costs; selling, general, and administrative expenses; interest expense; inventory write-downs; home warranty and construction defect claims; unrecognized tax benefits; anticipated tax refunds; sales paces and prices; effects of home buyer cancellations; growth and expansion; joint ventures in which we are involved; anticipated results from our investments in unconsolidated entities; our ability to acquire or dispose of land and pursue real estate opportunities; our ability to gain approvals and open new communities; our ability to market, construct and sell homes and properties; our ability to deliver homes from backlog; our ability to secure materials and subcontractors; our ability to produce the liquidity and capital necessary to conduct normal business operations or to expand and take advantage of opportunities; and the outcome of legal proceedings, investigations, and claims.
Any or all of the forward-looking statements included in this release are not guarantees of future performance and may turn out to be inaccurate. This can occur as a result of incorrect assumptions or as a consequence of known or unknown risks and uncertainties. The major risks and uncertainties – and assumptions that are made – that affect our business and may cause actual results to differ from these forward-looking statements include, but are not limited to:
•the ongoing effects of the Covid-19 pandemic, which remain highly uncertain, cannot be predicted and will depend upon future developments, including the duration of the pandemic, the impact of mitigation strategies taken by applicable government authorities, the continued availability and effectiveness of vaccines, adequate testing and therapeutic treatments and the prevalence of widespread immunity to Covid-19;
•the effect of general economic conditions, including employment rates, housing starts, interest rate levels, availability of financing for home mortgages and strength of the U.S. dollar;
•market demand for our products, which is related to the strength of the various U.S. business segments and U.S. and international economic conditions;
•the availability of desirable and reasonably priced land and our ability to control, purchase, hold and develop such land;
•access to adequate capital on acceptable terms;
•geographic concentration of our operations;
•levels of competition;
•the price and availability of lumber, other raw materials, home components and labor;
•the effect of U.S. trade policies, including the imposition of tariffs and duties on home building products and retaliatory measures taken by other countries;
•the effects of weather and the risk of loss from earthquakes, volcanoes, fires, floods, droughts, windstorms, hurricanes, pest infestations and other natural disasters, and the risk of delays, reduced consumer demand, and shortages and price increases in labor or materials associated with such natural disasters;
•the risk of loss from acts of war, terrorism or outbreaks of contagious diseases, such as Covid-19;
•federal and state tax policies;

•transportation costs;
•the effect of land use, environment and other governmental laws and regulations;
•legal proceedings or disputes and the adequacy of reserves;
•risks relating to any unforeseen changes to or effects on liabilities, future capital expenditures, revenues, expenses, earnings, indebtedness, financial condition, losses and future prospects;
•changes in accounting principles;
•risks related to unauthorized access to our computer systems, theft of our and our homebuyers’ confidential information or other forms of cyber-attack; and
•other factors described in “Risk Factors” included in our Annual Report on Form 10-K for the year ended October 31, 2020 and in subsequent filings we make with the Securities and Exchange Commission (“SEC”).
Many of the factors mentioned above or in other reports or public statements made by us will be important in determining our future performance. Consequently, actual results may differ materially from those that might be anticipated from our forward-looking statements.
Forward-looking statements speak only as of the date they are made. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise.
For a further discussion of factors that we believe could cause actual results to differ materially from expected and historical results, see the information under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent Annual Report on Form 10-K filed with the SEC and in subsequent reports filed with the SEC. This discussion is provided as permitted by the Private Securities Litigation Reform Act of 1995, and all of our forward-looking statements are expressly qualified in their entirety by the cautionary statements contained or referenced in this section.

TOLL BROTHERS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)

	July 31, 2021	October 31, 2020
	(Unaudited)
ASSETS
Cash and cash equivalents	$946,097	$1,370,944
Inventory	8,293,280	7,658,906
Property, construction and office equipment, net	304,013	316,125
Receivables, prepaid expenses and other assets	865,133	956,294
Mortgage loans held for sale	183,268	231,797
Customer deposits held in escrow	86,928	77,291
Investments in unconsolidated entities	550,432	430,701
Income taxes receivable	34,908	23,675
	$11,264,059	$11,065,733

LIABILITIES AND EQUITY
Liabilities:
Loans payable	$1,036,632	$1,147,955
Senior notes	2,403,576	2,661,718
Mortgage company loan facility	148,655	148,611
Customer deposits	632,483	459,406
Accounts payable	552,998	411,397
Accrued expenses	1,199,204	1,110,196
Income taxes payable	206,608	198,974
Total liabilities	6,180,156	6,138,257

Equity:
Stockholders’ Equity
Common stock	1,529	1,529
Additional paid-in capital	712,259	717,272
Retained earnings	5,566,562	5,164,086
Treasury stock, at cost	(1,241,582)	(1,000,454)
Accumulated other comprehensive loss	(3,855)	(7,198)
Total stockholders' equity	5,034,913	4,875,235
Noncontrolling interest	48,990	52,241
Total equity	5,083,903	4,927,476
	$11,264,059	$11,065,733

TOLL BROTHERS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share data and percentages)
(Unaudited)

	Three Months Ended July 31,				Nine Months Ended July 31,
	2021		2020		2021		2020
	$	%	$	%	$	%	$	%
Revenues:
Home sales	$2,234,365		$1,627,812		$5,481,329		$4,441,383
Land sales and other	21,116		23,677		267,652		90,609
	2,255,481		1,651,489		5,748,981		4,531,992

Cost of revenues:
Home sales	1,726,124	77.3%	1,286,108	79.0%	4,282,410	78.1%	3,540,208	79.7%
Land sales and other	18,709	88.6%	22,259	94.0%	222,534	83.1%	80,959	89.3%
	1,744,833		1,308,367		4,504,944		3,621,167

Gross margin - home sales	508,241	22.7%	341,704	21.0%	1,198,919	21.9%	901,175	20.3%
Gross margin - land sales and other	2,407	11.4%	1,418	6.0%	45,118	16.9%	9,650	10.7%

Selling, general and administrative expenses	233,915	10.5%	$193,477	11.9%	663,824	12.1%	621,136	14.0%
Income from operations	276,733		149,645		580,213		289,689

Other:
Income (loss) from unconsolidated entities	16,636		(2,566)		28,313		5,304
Other income - net	10,026		4,786		27,311		24,917
Expenses related to early retirement of debt	—		—		(35,211)		—
Income before income taxes	303,395		151,865		600,626		319,910
Income tax provision	68,463		37,104		141,329		72,603
Net income	$234,932		$114,761		$459,297		$247,307
Per share:
Basic earnings	$1.90		$0.91		$3.68		$1.89
Diluted earnings	$1.87		$0.90		$3.63		$1.87
Cash dividend declared	$0.17		$0.11		$0.45		$0.33
Weighted-average number of shares:
Basic	123,826		126,722		124,727		131,024
Diluted	125,610		127,399		126,390		132,032

Effective tax rate	22.6%		24.4%		23.5%		22.7%

TOLL BROTHERS, INC. AND SUBSIDIARIES
SUPPLEMENTAL DATA
(Amounts in thousands)
(unaudited)

	Three Months Ended July 31,		Nine Months Ended July 31,
	2021	2020	2021	2020
Inventory impairment charges recognized:
Cost of home sales - land owned/controlled for future communities	$13,150	$6,690	$14,897	$21,634
Cost of home sales - operating communities	—	—	1,100	300
	$13,150	$6,690	$15,997	$21,934

Depreciation and amortization	$20,757	$16,415	$53,938	$46,700
Interest incurred	$37,398	$41,794	$117,112	$131,547
Interest expense:
Charged to home sales cost of sales	$49,995	$40,467	$127,412	$111,278
Charged to land sales and other cost of sales	1,065	2,820	3,482	4,124
Charged to other income - net	—	—	—	2,440
	$51,060	$43,287	$130,894	$117,842

Home sites controlled:			July 31, 2021	July 31, 2020
Owned			37,493	35,289
Optioned			42,024	26,151
			79,517	61,440

Inventory at July 31, 2021 and October 31, 2020 consisted of the following (amounts in thousands):

	July 31, 2021	October 31, 2020
Land and land development costs	$2,126,699	$2,094,775
Construction in progress	5,423,110	4,848,647
Sample homes	325,512	398,053
Land deposits and costs of future development	417,959	317,431
	$8,293,280	$7,658,906

Toll Brothers operates in two segments: Traditional Home Building and Urban Infill ("City Living"). Within Traditional Home Building, the Company operates in the following five geographic segments, with current operations in the states listed below:
•North: Connecticut, Delaware, Illinois, Massachusetts, Michigan, Pennsylvania, New Jersey and New York
•Mid-Atlantic: Georgia, Maryland, North Carolina, Tennessee and Virginia
•South: Florida, South Carolina and Texas
•Mountain: Arizona, Colorado, Idaho, Nevada and Utah
•Pacific: California, Oregon and Washington

	Three Months Ended July 31,
	Units		$ (Millions)		Average Price Per Unit $
	2021	2020	2021	2020	2021	2020
REVENUES
North	552	412	$402.9	$290.4	$729,900	$704,900
Mid-Atlantic	361	305	276.9	201.3	$766,900	$659,900
South	435	410	291.7	276.3	$670,600	$674,000
Mountain	755	612	553.2	425.4	$732,700	$695,100
Pacific	386	263	524.0	406.4	$1,357,500	$1,545,300
Traditional Home Building	2,489	2,002	2,048.7	1,599.8	$823,100	$799,100
City Living	108	20	184.1	26.4	$1,704,600	$1,318,300
Corporate and other			1.6	1.6
Total home sales	2,597	2,022	2,234.4	1,627.8	$860,400	$805,000
Land sales and other			21.1	23.7
Total consolidated			$2,255.5	$1,651.5

CONTRACTS
North	539	620	$450.5	$428.0	$835,700	$690,400
Mid-Atlantic	361	478	314.7	334.5	$871,900	$699,800
South	736	538	585.6	344.1	$795,600	$639,500
Mountain	956	801	846.5	561.8	$885,500	$701,400
Pacific	517	393	713.4	536.7	$1,380,000	$1,365,600
Traditional Home Building	3,109	2,830	2,910.7	2,205.1	$936,200	$779,200
City Living	45	3	69.0	8.8	$1,533,300	$2,936,000
Total consolidated	3,154	2,833	$2,979.7	$2,213.9	$944,700	$781,500

BACKLOG
North	1,880	1,885	$1,525.5	$1,325.5	$811,400	$703,200
Mid-Atlantic	1,218	954	1,077.7	707.5	$884,800	$741,600
South	2,408	1,302	1,786.2	930.7	$741,800	$714,800
Mountain	3,539	1,888	2,826.8	1,408.8	$798,800	$746,200
Pacific	1,563	1,129	2,138.9	1,581.6	$1,368,500	$1,400,900
Traditional Home Building	10,608	7,158	9,355.1	5,954.1	$881,900	$831,800
City Living	53	81	82.4	131.1	$1,554,100	$1,617,900
Total consolidated	10,661	7,239	$9,437.5	$6,085.2	$885,200	$840,600

	Nine Months Ended July 31,
	Units		$ (Millions)		Average Price Per Unit $
	2021	2020	2021	2020	2021	2020
REVENUES
North	1,565	1,254	$1,106.2	$840.5	$706,800	$670,300
Mid-Atlantic	892	848	659.1	556.6	$738,900	$656,400
South	1,184	1,032	788.8	690.8	$666,200	$669,400
Mountain	1,885	1,518	1,363.0	1,026.0	$723,100	$675,900
Pacific	959	819	1,313.7	1,225.1	$1,369,900	$1,495,800
Traditional Home Building	6,485	5,471	5,230.8	4,339.0	$806,600	$793,100
City Living	160	85	249.9	103.0	$1,561,900	$1,211,800
Corporate and other			0.6	(0.6)
Total home sales	6,645	5,556	5,481.3	4,441.4	$824,900	$799,400
Land sales			267.7	90.6
Total consolidated			$5,749.0	$4,532.0

CONTRACTS
North	1,539	1,397	$1,261.6	$985.0	$819,800	$705,100
Mid-Atlantic	1,120	1,014	966.1	723.9	$862,600	$713,900
South	2,104	1,286	1,536.2	861.8	$730,100	$670,100
Mountain	3,150	1,800	2,518.3	1,281.3	$799,500	$711,800
Pacific	1,478	974	2,065.1	1,320.5	$1,397,200	$1,355,700
Traditional Home Building	9,391	6,471	8,347.3	5,172.5	$888,900	$799,300
City Living	124	54	193.3	83.9	$1,558,900	$1,553,700
Total consolidated	9,515	6,525	$8,540.6	$5,256.4	$897,600	$805,600

Unconsolidated entities:
Information related to revenues and contracts of entities in which we have an interest for the three-month and nine-month periods ended July 31, 2021 and 2020, and for backlog at July 31, 2021 and 2020 is as follows:

	Units		$ (Millions)		Average Price Per Unit $
	2021	2020	2021	2020	2021	2020
Three months ended July 31,
Revenues	10	9	$27.6	$35.6	$2,755,000	$3,957,900
Contracts	6	2	$18.0	$7.0	$2,997,800	$3,510,600

Nine months ended July 31,
Revenues	26	41	$71.2	$127.0	$2,738,300	$3,098,200
Contracts	25	17	$71.8	$57.5	$2,871,900	$3,381,900

Backlog at July 31,	3	2	$10.6	$6.8	$3,528,800	$3,390,600

RECONCILIATION OF NON-GAAP MEASURES
This press release contains, and Company management’s discussion of the results presented in this press release may include, information about the Company’s adjusted home sales gross margin and the Company’s net debt-to-capital ratio.
These two measures are non-GAAP financial measures which are not calculated in accordance with generally accepted accounting principles (“GAAP”). These non-GAAP financial measures should not be considered a substitute for, or superior to, the comparable GAAP financial measures, and may be different from non-GAAP measures used by other companies in the home building business.
The Company’s management considers these non-GAAP financial measures as we make operating and strategic decisions and evaluate our performance, including against other home builders that may use similar non-GAAP financial measures. The Company’s management believes these non-GAAP financial measures are useful to investors in understanding our operations and leverage and may be helpful in comparing the Company to other home builders to the extent they provide similar information.
Adjusted Home Sales Gross Margin
The following table reconciles the Company’s home sales gross margin as a percentage of home sales revenues (calculated in accordance with GAAP) to the Company’s adjusted home sales gross margin (a non-GAAP financial measure). Adjusted home sales gross margin is calculated as (i) home sales gross margin plus interest recognized in home sales cost of revenues plus inventory write-downs recognized in home sales cost of revenues divided by (ii) home sales revenues.
Adjusted Home Sales Gross Margin Reconciliation
(Amounts in thousands, except percentages)

		Three Months Ended July 31,		Nine Months Ended July 31,
		2021	2020	2021	2020
	Revenues - home sales	$2,234,365	$1,627,812	$5,481,329	$4,441,383
	Cost of revenues - home sales	1,726,124	1,286,108	4,282,410	3,540,208
	Home sales gross margin	508,241	341,704	1,198,919	901,175
Add:	Interest recognized in cost of revenues - home sales	49,995	40,467	127,412	111,278
	Inventory write-downs	13,150	6,690	15,997	21,934
	Adjusted home sales gross margin	$571,386	$388,861	$1,342,328	$1,034,387

	Home sales gross margin as a percentage of home sale revenues	22.7%	21.0%	21.9%	20.3%

	Adjusted home sales gross margin as a percentage of home sale revenues	25.6%	23.9%	24.5%	23.3%

The Company’s management believes adjusted home sales gross margin is a useful financial measure to investors because it allows them to evaluate the performance of our home building operations without the often varying effects of capitalized interest costs and inventory impairments. The use of adjusted home sales gross margin also assists the Company’s management in assessing the profitability of our home building operations and making strategic decisions regarding community location and product mix.

Forward-looking Adjusted Home Sales Gross Margin
The Company has not provided projected fourth quarter and full FY 2021 home sales gross margin or a GAAP reconciliation for forward-looking adjusted home sales gross margin because such measure cannot be provided without unreasonable efforts on a forward-looking basis, since inventory write-downs are based on future activity and observation and therefore cannot be projected for the fourth quarter and full FY 2021. The variability of these charges may have a potentially unpredictable, and potentially significant, impact on our fourth quarter and full FY 2021 home sales gross margin.

Net Debt-to-Capital Ratio
The following table reconciles the Company’s ratio of debt to capital (calculated in accordance with GAAP) to the Company’s net debt-to-capital ratio (a non-GAAP financial measure). The net debt-to-capital ratio is calculated as (i) total debt minus mortgage warehouse loans minus cash and cash equivalents divided by (ii) total debt minus mortgage warehouse loans minus cash and cash equivalents plus stockholders’ equity.

Net Debt-to-Capital Ratio Reconciliation
(Amounts in thousands, except percentages)

		July 31, 2021	April 30, 2021	October 31, 2020
	Loans payable	$1,036,632	$1,033,165	$1,147,955
	Senior notes	2,403,576	2,403,163	2,661,718
	Mortgage company loan facility	148,655	146,932	148,611
	Total debt	3,588,863	3,583,260	3,958,284
	Total stockholders' equity	5,034,913	4,913,070	4,875,235
	Total capital	$8,623,776	$8,496,330	$8,833,519
	Ratio of debt-to-capital	41.6%	42.2%	44.8%

	Total debt	$3,588,863	$3,583,260	$3,958,284
Less:	Mortgage company loan facility	(148,655)	(146,932)	(148,611)
	Cash and cash equivalents	(946,097)	(714,968)	(1,370,944)
	Total net debt	2,494,111	2,721,360	2,438,729
	Total stockholders' equity	5,034,913	4,913,070	4,875,235
	Total net capital	$7,529,024	$7,634,430	$7,313,964
	Net debt-to-capital ratio	33.1%	35.6%	33.3%

The Company’s management uses the net debt-to-capital ratio as an indicator of its overall leverage and believes it is a useful financial measure to investors in understanding the leverage employed in the Company’s operations.
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